Exhibit (K)(5)

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of March 26, 2007, is hereby executed among Pennant SPV Company, LLC, as borrower (the “Borrower”) and Bear Stearns Investment Products, Inc., as lender (the “Lender”).

WITNESSETH:

WHEREAS, the Borrower and Lender desire to amend the Credit Agreement (the “Credit Agreement”) dated as of February 6, 2007 between the Borrower and Lender.

NOW, THEREFORE, in consideration of the mutual premises, covenants, representations and warranties hereinafter set forth or incorporated herein, the Borrower and Lender hereby agree as follows:

Section 1. Defined Terms. For purposes of this Amendment, capitalized terms used herein but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Section 2. Amendment. The Borrower and Lender hereby agree that:

(a) The defined term “Available Loan Amount” set forth in Section 1 of the Credit Agreement, shall be amended by deleting “Two Hundred Million Dollars and no cents (US$200,000,000.00)” and replacing it with “Two Hundred Fifty Million Dollars and no cents (US$250,000,000.00)”.

(b) The defined term “Parent” set forth in Section 1 of the Credit Agreement shall be amended by deleting “Pennant Investment Corporation” and replacing it with “PennantPark Investment Corporation.”

Sections. Conflict. To the extent any term or provision of this Amendment conflicts with any term or provision of the Credit Agreement, such term or condition set forth in the Credit Agreement shall be read in a manner that is consistent with the spirit and intent of the amendments set forth in Section 2 hereof. Any conflicting language set forth in the Credit Agreement shall be deemed to have been amended pursuant to the terms hereof to effect the intended amendment set forth in Section 2 hereof.

Section 4. Waiver. By executing this Amendment, the parties hereto shall be deemed to have agreed that all notices required under the Credit Agreement have been timely provided or waived.

Section 5. Confirmation. The amended Credit Agreement is hereby confirmed in all other respects by the parties hereto.

Section 6. Representations and Warranties. Each party hereto represents and warrants that this Amendment has been duly and validly authorized, executed and delivered and is legal, valid, binding and enforceable against it in accordance with its terms.

Section 7. Counterparts. This Agreement may be executed by facsimile or electronic mail in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same agreement.

Section 8. Conditions to Effectiveness. The effectiveness of this Amendment is expressly conditioned on satisfaction of each of the following on or prior to the date hereof:

(a) The Lender shall have received resolutions approving all actions taken by the Borrower or the Parent, as applicable, in connection with this Amendment; and

(b) The Lender shall have received originally executed copies of the written opinion of Dechert LLP, New York counsel to the Borrower, dated as of the date of this Amendment and covering certain corporate matters, confirming the opinions covered in its opinion delivered at the Closing and covering certain other matters, in form and substance reasonably satisfactory to such Lender (and the Borrower hereby instructs such counsel to deliver such opinion to the Lender).

Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed and delivered by its duly authorized officer as of the date first above written.

PENNANT SPV COMPANY, LLC, as Borrower

By:	/s/ Arthur Penn
Name:	Arthur Penn
Title:	CEO

BEAR STEARNS INVESTMENT PRODUCTS INC., as Lender

By:	/s/ Jonathan Weiss
Name:	Jonathan Weiss
Title:

PENNANTPARK INVESTMENT CORPORATION, successor to Pennant Investment Corporation, as Collateral Manager

By:	/s/ Arthur Penn
Name:	Arthur Penn
Title:	CEO